EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 USC, SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Trevor K. Hall, Chief Financial Officer of Grow Capital Inc. (the "Company"), certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350) that, to his knowledge, the Company's Annual Report on Form 10-K for the year ended June 30, 2019 (the "Report"):

          (1)  fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: October 15, 2019	By:	/s/ Trevor K. Hall
Trevor K. Hall
Chief Financial Officer (Principal Financial and Accounting Officer)